AMENDMENT NO. 3 TO

ASSET PURCHASE AND SALE AGREEMENT

DATED JUNE 14, 2007

THIS AMENDMENT NO. 3 to Asset Purchase and Sale Agreement is made and entered into this 5th day of December, 2007, by and among GLOBAL CASINOS, INC. a Utah corporation ("Global"); and DOC HOLLIDAY CASINO, LLC, a Colorado limited liability company (“Doc Holliday”).

WITNESETH:

WHEREAS, the parties executed and delivered a certain Asset Purchase and Sale Agreement dated as of June 14, 2007, as amended by Amendment No. 1 thereto dated September 28, 2007 and by Amendment No. 2 thereto dated November 30, 2007 (the “Agreement”); and

WHEREAS, the parties desire to modify and amend certain provisions of the Agreement in the particulars herein below set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties agree as follows:

1.

Section 3.2 of the Agreement is hereby further amended in its entirety to provide the following:

3.2

    Purchase Price.

     The Purchase Price for the Assets (the “Purchase Price”) shall be $2.65 million, increased by the amount, if any, of prepaid expenses paid by Seller for which Buyer receives economic benefit for the period after the Closing Date, and shall consist of the following:

(a)

$1.5 million in cash, including the Earnest Money;

(b)

The sum of $400,000 payable within twelve (12) months following the Closing Date, or out of the proceeds of a debt refinance should that occur sooner;

(c)

Buyer's assumption of the Assumed Liabilities;

(d)

An aggregate of 450,000 shares of common stock of Buyer (the "Consideration Shares") valued at $1.00 per share. The Consideration Shares shall be "restricted securities" under the Securities Act and the certificate evidencing same shall bear the following restrictive legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act") and are "restricted securities" as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the

Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

(e)

The balance of the Purchase Price,  if any, shall be payable by Buyer, together with interest at the rate of eight percent (8%) per annum, in twelve equal monthly installments beginning the first day of the second month following the Closing Date.

2.

Section 3.3 of the Agreement is hereby further amended in its entirety to provide the following:

3.3

The entire Purchase Price to be paid by Buyer to Seller for the Assets shall be paid as  follows:

(a)

The Earnest Money of $100,000 heretofore been paid by Buyer shall be released from Escrow and paid to Seller;

(b)

The sum of $1,400,000 shall be payable by Buyer to Seller in cash or certified funds ;

(c)

The balance of $400,000 shall be payable by Buyer to Seller within twelve (12) months following the Closing Date, or out of the proceeds of a debt refinance if that should occur sooner.

(d)

The Assumed Liabilities shall be paid by Buyer in the ordinary course of business.

(e)

The Consideration Shares shall be issued and delivered to Seller at Closing.

3.

Section 2.18 of the Agreement is deleted in its entirety.

4.

Section 4.5(q) is hereby amended in its entirety to read as follows:

(q)

Financing Condition.  It shall be a condition precedent to the obligation of Buyer to consummate the transactions provided for in this Agreement that the Equity Offering shall have been completed upon terms satisfactory to Buyer.  Should this Agreement terminate due to the failure of the Financing Condition contained in this Section 4.5(q), Seller’s sole remedy shall be the retention of the Earnest Money provided for in Sections 3.1 and 3.4 herein.

5.

This Amendment may not be construed to amend the Agreement in any way except as expressly set forth herein.  The execution and delivery of this Amendment does not constitute and this Amendment may not be construed to constitute a waiver by any party of:

a.

Any breach of the Agreement by any party, whether or not such breach is now existing or currently known or unknown to the non-breaching party or parties; or

b.

Any right or remedy arising from or available to a party by reason of a breach of the  Agreement by any other party or parties.

6.

The parties hereby confirm that the Agreement, as amended by this Amendment, is in full force and effect.  In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control.

7.

Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

GLOBAL CASINOS, INC.

a Utah corporation

/s/ Clifford L. Neuman _____________

Name:  Clifford L. Neuman

Title:  President

DOC HOLLIDAY CASINO, LLC.,

a Colorado limited liability corporation

/s/ Fedele V. Scutti_________________

Name: Fedele V. Scutti

Title:  Member

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